UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

◻	Preliminary Proxy Statement
◻	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
◻	Definitive Proxy Statement
⌧	Definitive Additional Materials
◻	Soliciting Material Under Rule 14a-12

SES AI Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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◻	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Your Vote Counts! *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # T04530-P58431 Vote Virtually at the Meeting* December 10, 2026 10:00 AM EDT Virtually at: www.virtualshareholdermeeting.com/SES2026 SES AI CORPORATION 2026 Annual Meeting Vote by December 9, 2026 11:59 PM ET SES AI CORPORATION 35 CABOT ROAD WOBURN, MA 01801 You invested in SES AI CORPORATION and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on December 10, 2026. Get informed before you vote View the Notice & Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to November 26, 2026. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends T04531-P58431 THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. 1. To elect the two Class I director nominees to hold office until the 2029 Annual Meeting of Stockholders. Nominees: 1a. Dr. Jiong Ma For 1b. Eric Luo For 2. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. For 3. To approve, in a non-binding advisory vote, the compensation of our named executive officers. For 4. To approve an amendment to our certificate of incorporation to effect a reverse stock split of our issued and outstanding shares of Class A common stock at a ratio ranging from 5:1 to 20:1, with the exact ratio to be set within that range at the discretion of our Board of Directors (the “Board”) without further approval or authorization of stockholders, subject to the Board’s authority to determine when to file the amendment and with the Board retaining the authority to abandon the amendment at any time prior to the filing thereof. For 5. To approve an amendment to our certificate of incorporation to provide for the elimination of certain officers’ personal liability for monetary damages stemming from breaches of the duty of care as permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware. For NOTE: Such other business as may properly come before the meeting or any adjournment thereof.